Exhibit 99.1

Contact:                        Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 15, 2014)  —  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended September 27, 2014 of $5,623,000 (or $1.09 per share diluted) compared to net income of $5,251,500 (or $1.00 per share diluted) in the third quarter of 2013.  For the nine months ended September 27, 2014, net income was $14,455,700 (or $2.76 per share diluted) compared to net income of $13,645,800 (or $2.61 per share diluted) for the same period last year.

Winmark Corporation creates, supports and finances business.  At September 27, 2014, there were 1,070 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Music Go Round® and Style Encore®.  An additional 104 retail franchises have been awarded but are not open.  In addition, at September 27, 2014, the Company had a lease portfolio of $43.2 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 27, 2014	December 28, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$2,015,200	$10,642,600
Marketable securities	715,800	736,500
Receivables, net	1,106,600	1,205,500
Net investment in leases - current	20,036,200	17,239,900
Income tax receivable	—	166,500
Inventories	96,200	96,700
Prepaid expenses	654,200	587,300
Total current assets	24,624,200	30,675,000
Net investment in leases — long-term	23,114,800	20,301,400
Property and equipment, net	1,501,300	1,382,200
Other assets	677,500	677,500
Deferred income taxes	23,500	—
	$49,941,300	$53,036,100
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$20,000,000	$—
Accounts payable	3,109,400	2,441,400
Income tax payable	26,900	—
Accrued liabilities	2,874,000	1,233,100
Discounted lease rentals	288,300	424,900
Deferred revenue	2,225,200	2,199,900
Deferred income taxes	2,810,500	4,208,200
Total current liabilities	31,334,300	10,507,500
Long-Term Liabilities:
Discounted lease rentals	94,300	277,400
Deferred revenue	1,255,800	1,180,700
Other liabilities	1,385,000	1,489,000
Deferred income taxes	—	1,436,800
Total long-term liabilities	2,735,100	4,383,900
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,997,512 and 5,143,530 shares issued and outstanding	—	2,949,500
Accumulated other comprehensive loss	(41,300)	(4,100)
Retained earnings	15,913,200	35,199,300
Total shareholders’ equity	15,871,900	38,144,700
	$49,941,300	$53,036,100

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
REVENUE:
Royalties	$10,725,000	$9,853,900	$28,735,800	$26,937,000
Leasing income	4,121,800	3,810,100	11,655,000	11,348,100
Merchandise sales	786,100	598,000	2,259,900	1,821,100
Franchise fees	558,200	340,000	1,514,700	1,144,200
Other	213,300	189,900	830,500	713,400
Total revenue	16,404,400	14,791,900	44,995,900	41,963,800
COST OF MERCHANDISE SOLD	742,300	569,200	2,156,300	1,734,700
LEASING EXPENSE	808,500	399,300	1,234,200	1,289,500
PROVISION FOR CREDIT LOSSES	(1,700)	(29,800)	26,100	(67,700)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,677,600	5,311,900	17,874,500	16,728,900
Income from operations	9,177,700	8,541,300	23,704,800	22,278,400
INTEREST EXPENSE	(150,500)	(35,500)	(356,700)	(180,100)
INTEREST AND OTHER INCOME/(EXPENSE)	27,200	5,500	28,200	(4,800)
Income before income taxes	9,054,400	8,511,300	23,376,300	22,093,500
PROVISION FOR INCOME TAXES	(3,431,400)	(3,259,800)	(8,920,600)	(8,447,700)
NET INCOME	$5,623,000	$5,251,500	$14,455,700	$13,645,800
EARNINGS PER SHARE — BASIC	$1.12	$1.03	$2.84	$2.70
EARNINGS PER SHARE — DILUTED	$1.09	$1.00	$2.76	$2.61
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,022,166	5,116,872	5,093,243	5,046,156
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,156,785	5,263,311	5,235,949	5,222,196